SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)   July 3, 2007

China Shoe Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-139910	20-2234410
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

488 Wai Qingsong Road,
Waigang, Jiading District, Shanghai, People’s Republic of China 201800
(Address of principal executive offices) (Zip Code)

011-86-21-59587756
(Registrant’s Telephone Number, Including Area Code)

1640 Terrace Way, Walnut Creek, CA 94597
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.01 Changes in Control of Registrant.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Report on Form 8-K contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the footwear business, worldwide economics and the Company itself. Statements, including without limitation, those related to: future revenue, earnings, margins, growth, cash flows, operating measurements, tax rates and tax benefits; expected economic returns; projected 2007 operating results and dividend rates; future share repurchase activity; future strength of the Company; future brand positioning; achievement of the Company vision; future pension costs; future marketing investments; the introduction of new lines or categories of products; future growth or success in specific countries, categories or market sectors; liquidity; capital resources and market risk are forward-looking statements. In addition, words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "predicts," "projects," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.

Risk Factors include, but are not limited to, uncertainties relating to changes in demand for the Company's products; changes in consumer preferences or spending patterns; the cost and availability of inventories, services, labor and equipment furnished to the Company; the cost and availability of contract manufacturers; the cost and availability of raw materials, including leather and petroleum based materials; changes in planned consumer demand or at-once orders; customer order cancellations; the impact of competition and pricing by the Company's competitors; changes in government and regulatory policies; foreign currency fluctuation in valuations compared to the Chinese yuan renminbi and the relative value to the Japanese Yen; changes in duty structures in countries of import and export; changes in interest rates, tax laws, duties, tariffs, quotas or applicable assessments; technological developments; changes in local, domestic or international economic and market conditions; the size and growth of footwear markets; service interruptions at shipping and receiving ports; changes in the amount or severity of inclement weather; changes due to the growth of Internet commerce; popularity of particular designs and categories of footwear; the ability of the Company to manage and forecast its growth and inventories; the ability to secure and protect trademarks, patents and other intellectual property; integration of operations of newly acquired businesses; changes in business strategy or development plans; the ability to attract and retain qualified personnel; loss of significant customers; relationships with international distributors. These matters are representative of the Risk Factors that could cause a difference between an ultimate actual outcome and a forward-looking statement. Historical operating results are not necessarily indicative of the results that may be expected in the future. The Risk Factors included here are not exhaustive. Other Risk Factors exist, and new Risk Factors emerge from time-to-time, that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Overview

On July 3, 2007, a closing was held pursuant to an Agreement and Plan of Reorganization, dated as of June 29, 2007, (the “Agreement”) by and among the Company, Wholly Success Technology Group Limited, a British Virgin Islands Corporation, (WSTG) and WSTG’s shareholders. Pursuant to the Agreement, each Shareholder of WSTG exchanged all of his shares in WSTG for shares in the Company with an aggregate of 69,615,000 shares in the Company being issued in exchange for the shares in WSTG. In addition, the Agreement provided that China Venture Partners, Inc. (“CVP”), a Delaware corporation, would be issued 15,185,000 shares in the Company at their par value of $.001 per share for services pursuant to a consulting agreement which the Company and CVP have agreed to value at $15,185. CVP has advised the Company that it is assigning a portion of the shares it received pursuant to the consulting agreement as set forth herein.

WSTG is the owner of all of the outstanding shares of Shanghai Kanghong Yunheng Enterprise Development Company Ltd.(“SKYEDC”), a corporation organized under the laws of the People’s Republic of China (“PRC”) and a manufacturer of women’s shoes, casual shoes and shoe components, principally for the export market, particularly Japan.

Under the terms of the Agreement, all of the officers of the Company resigned, WSTG was permitted to appoint two directors, representing 50% of the Company’s Board of Directors and WSTG and the Company agreed not to file a registration statement on Form SB-2 allowing for insiders’ share sales for a period of one year or to file a registration statement on Form S-8 for nine months. CVP provides general business consulting services, specializing in the needs of entities with interests in the PRC. CVP’s controlling shareholder is Haining Zhang.

Issuances of Unregistered Stock

The names, addresses and percentage ownership in the Company of the shareholders of WSTG receiving shares in the Company are as follows:

	Number of	Percentage of
Name and Address (1)	Shares	Class

Cranberry Heights Group Limited (2)	14,616,000	14.6%
Gu Xianzhong	10,500,000	10.5%
Fei Fuzhen	4,312,000	4.3%
Shen Lei	5,208000	5.2%
Zhong Longsheng	4,998,000	5.0%
Li Ngai	3,997,000	4.0%
Zhou Shiying	3,990,000	4.0%
Gu Changhong	3,395,000	3.4%
Chan Woon Foon	3,003,000	3.0%
Tang Yingxiang	2,800,000	2.8%
Chen Yijiang	2,366,000	2.4%
Lo Kon Ki	2,002,000	2.0%
Gu Qun	1,232,000	1.2%
Gu Wenqing	1,197,000	1.2%
Christine Ho Man Kwan	1,001,000	1.0%
Fong Heung Sang	1,001,000	1.0%
Cheung Ming	1,001,000	1.0%
Cheung Patricia Hoi Yun	1,001,000	1.0%
Chan Kam Fai	798,000	0.8%
Jason Kong Chun Hin	497,000	0.5%
Ho Hin Chung	497,000	0.5%
Zhu Liqin	203,000	0.2%

(1)  The address of all of the former shareholders of WSTG is 488 Wai Qingsong Road, Waigang Town, Jiading District, Shanghai, PRC

(2) Cranberry Heights Group Limited is controlled by Xun Shi, a consultant to the Company.

There are no family relationships among the former shareholders of WSTG, except that Gu Xianzhong and Gu Changhong are brothers; Chan Woon Foon is Lo Kon Ki’s mother.

These shares were issued in reliance on the exemption afforded by section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. Each of the recipients of stock has executed a letter evidencing his investment intent, the share certificates will bear an appropriate restrictive legend and stop transfer instructions will be maintained with the Company’s transfer agent.

Under the Agreement, 15,185,000 shares of Common Stock were issued to CVP and 69,615,000 shares of Common Stock were issued in exchange for shares of WSTG. CVP has assigned a portion of the shares that it received.

Upon receipt CVP is transferring certain shares to its designees. The names, addresses and percentage ownership in the Company of the recipients of the 15,185,000 shares due to CVP under its consulting agreement are:

	Number of	Percentage of
Name and Address	Shares	Class
China Venture Partners, Inc.(1)	3,935,000	3.9%
RR3 Box 3087
East Stroudsburg, PA 18301

Haining Zhang (1)	4,025,000	4.0%
c/o China Venture Partners, Inc.
RR3 Box 3087
East Stroudsburg, PA 18301

Yinzhi Li(2)	5,000,000	5.0%
c/o China Venture Partners, Inc.
RR3 Box 3087
East Stroudsburg, PA 18301

Frank J. Hariton (3)	2,000,000	2.0%
1065 Dobbs Ferry Road
White Plains, New York 10607

William Lee	200,000	0.2%
c/o China Venture Partners, Inc.
RR3 Box 3087
East Stroudsburg, PA 18301

Keith Testaverde	25,000	*
c/o China Venture Partners, Inc. RR3 Box 3087 East Stroudsburg, PA 18301

* Less than 0.1%

(1) Haining Zhang is the controlling shareholder of China Venture Partners, Inc.

(2) Yinzhi Li is Haining Zhang’s mother.

(3) Mr. Hariton is counsel to WSTG.

These shares were issued in reliance on the exemption afforded by section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. Each of the recipients of stock has executed a letter evidencing his investment intent, the share certificates will bear an appropriate restrictive legend and stop transfer instructions will be maintained with the Company’s transfer agent.

After the issuances in connection with the Agreement, the Company has 100,000,000 shares of Common Stock outstanding.

Business

General

Wholly Success Technology Group Limited (“WSTG”) was founded in the British Virgin Islands in 2004 and in 2006 WSTG acquired all of the shares of Shanghai Kanghong Yunheng Enterprise Development Company Limited (“Kanghong”) for $1,921,328. Kanghong is an independent, single facility-based, private label designer, manufacturer and marketer of a broad line of women’s shoes as well as men’s and children’s casual shoes. Kanghong also manufactures shoe components such as soles, for other shoe manufacturers. Kanghong began operations in 1997. Since the business of Kanghong is the sole business of WSTG, we will refer to Kanghong as “we” “us” or “the Company”. In 2006 we sold shoes and shoe components to approximately forty customers in Japan and China. Our factory is located in Jiading Township, a suburb of Shanghai in the People’s Republic of China.

The Company believes that its primary competitive strengths are its exceptional quality control and low costs of operation and distribution, which enable it to offer favorable prices on defect free shoes to its customers. The Company uses industry based web marketing such as the web site www.shoeses.net to reduce costs as opposed to using sales representatives. We believe that we improve our quality control and efficiency by being vertically integrated and producing shoes principally from raw materials rather than from components purchased from other manufacturers.

The Company's footwear is generally sold under its customers’ brand names. The Company recently began developing its own brands for retail sale in China and may enter into the retail shoe business in China.

The Company operates two shoe assembly lines and five sole production lines at its factory. Management believes that the Company must expand its operations to be able to accept large orders it is now receiving that have resulted from its reputation for quality. Part of management’s strategy in becoming a publicly held company in the United States is to enhance the Company’s capital raising abilities to fund expansion. However, we may never achieve this goal.

Our address is 488 Wai Qingsong Road, Waigang, Jiading District, Shanghai, China 201800 and our telephone number is 011-86-21-59936678.

Marketing

The Company's overall marketing strategy is to develop its reputation as a quality manufacturer and to utilize Chinese government sponsored marketing assistance, especially the www.shoeses.net web site. This strategy has served the Company’s needs to date as it as enabled us to obtain orders and operate profitably while avoiding the costs associated with marketing employees and sales representatives. However, we may determine that future growth will require us to increase our marketing efforts. The Company’s distribution model has also resulted in the Company not having a single customer account for more than 10% of its sales. The Company is seeking to expand its operations so that it can service larger, more profitable, orders.

International Operations and Payment Terms.

The Company records revenue from foreign sources through sales to wholesale customers in Japan. Japanese customers generally pay the Company within 30 days of product delivery. Terms on products sold into Japan are generally more favorable to the Company than those available within the PRC and the Company has to date experienced extremely few collection problems on its international sales. Sales within the PRC tend to be on somewhat longer terms.

Manufacturing

The Company manufactures all of the footwear it sells and does not outsource its orders. The Company starts with tanned leather, plastic, rubber, thread and other basic components and performs the entire manufacturing process in house. Shoe manufacture is a labor-intensive industry requiring skilled craftsmen for cutting and fitting of the upper portion of shoes and more technology intensive construction for shoe bottoms.

The Company's factory has the flexibility to produce a variety of footwear, which departs from the industry's historical practice of dedicating a given facility to production of specific footwear products. This flexibility allows the Company to quickly respond to changes in its order mix. The Company currently produces casual and dress footwear for women, men and children at its factory. Management believes that the skill level and experience of the Company’s work force as well as the Company’s integrated operations allow it to limit the lead-time for new style production as compared to many other manufacturers.

The Company's principal required raw material is quality leather, which it purchases from a selected group of Chinese suppliers. The global availability of common upper materials and specialty leathers eliminates any reliance by the Company upon a sole supplier. The Company purchases all of its other raw materials and component parts from a variety of sources, none of which is believed by the Company to be a dominant supplier. Alternative sources of supply are believed to be available to the Company.

The Company is subject to the normal risks of doing a multi-national business including the risk of political disturbances and similar events, the imposition of trade barriers, quotas, tariffs and duties, and currency and exchange rate fluctuations. To date the Company has not engaged in currency hedging with respect to these risks, but may do so in the future. A sustained disruption of such sources of supply could have an adverse impact on the Company's operations and financial condition.

Trademarks, Licenses and Patents

The Company does not rely on any licenses. The Company owns several Chinese trademarks, but since it is predominately a wholesale manufacturer of private label goods, these trademarks have not been material to its business.

The Company owns three Chinese patents, two utility patents and one invention patent, related to shoe making. It has not filed for the more respected international patents because it lacked available capital resources. It may make such filings in the future. In the event the Company applies for international patents, no assurance is given that such patents will be granted, that such patents. If granted, will afford the Company meaningful protection against infringement or that such patents will not be held by a court to infringe upon patents held by others.

Order Backlog

At March 31, 2007 the Company had an order backlog of approximately $42 million compared with an order backlog of approximately $23 million at March 31, 2006, determined on a basis consistent with the current year. All of our backlog relates to products expected to be shipped prior to December 31, 2009. Orders in backlog are subject to cancellation by customers. The backlog at a particular time is affected by a number of factors, including seasonality, retail conditions, expected customer demand, product availability and the schedule for the manufacture and shipment of products. Accordingly, a comparison of backlog from period to period is not necessarily meaningful and may not be indicative of eventual actual revenues.

Competition

The Company's operates in a highly competitive environment. The Company competes with numerous domestic and foreign marketers, manufacturers and importers of footwear, many of which are larger and have greater resources than the Company. The Company's major competitors are located in China and other East Asian countries. The Company competes on quality, reliability in order fulfillment and price as well as its ability to adapt to style changes for its customers. The footwear industry in general is subject to changes in consumer preferences.

Because of the lack of reliable published statistics, the Company is unable to state with certainty its position in the footwear industry or the number of its competitors. Market shares in the non-athletic footwear industry are highly fragmented and no one company has a dominant market position.

Research and Development

The Company employs about ten technician/craftsmen in its design department. It spent about three percent of its revenue in its research and development annually in the last two calendar years and anticipates similar expenditures, representing a somewhat smaller percentage of sales, in the 2007 and 2008 calendar years.

Environmental Matters

Compliance with national, provincial or local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment have not had, nor are they expected to have, any material effect on the capital expenditures, earnings or competitive position of the Company. The Company uses and generates certain substances and wastes that are or can be regulated or may be deemed hazardous under certain national, provincial or local regulations with respect to the environment. The Company from time to time works with government agencies to resolve cleanup issues at waste sites and other regulatory issues.

Employees

As of March 31, 2007, the Company had approximately four hundred production and office workers. None of these employees are covered by any collective bargaining agreement. The Company presently considers its employee relations to be satisfactory.

Facilities

The Company operates from an 80,000 square foot industrial building containing approximately 76,500 square feet of factory space and 3,500 square feet of office and design space located on approximately 2.5 acres. The Company’s facilities are adequate for its present operations.

Legal Proceedings

The Company is not party to any legal proceedings.

RISK FACTORS

Impact of Consumer Spending Patterns.

The success of the Company's operations depends to a significant extent upon a number of factors affecting disposable consumer income, both domestic and foreign, including economic conditions and factors such as employment, business conditions, interest rates and taxation. In addition, consumer spending patterns may be affected by changes in the amount or severity of inclement weather and the growth or decline of global footwear markets. The Company's business, results of operations and financial condition may be adversely affected by changes in consumer spending or economic conditions.

Competition and Changes in Consumer Preferences.

The Company competes with numerous other marketers of footwear, many of which are larger, have greater resources than the Company or own valuable trademarks that are accepted internationally. Product performance and quality, competitive pricing and the ability to adapt to style changes are all important elements of competition in the footwear industry. The footwear industry in general is subject to changes in consumer preferences with respect to the popularity of particular designs and categories of footwear. Future sales by the Company will be affected by its continued maintaining its reputation among wholesale customers and to meet their needs. If the Company is unable to respond effectively to competitive pressures and changes in consumer spending, the Company's business, results of operations and financial condition will be adversely affected.

Inventory Management.

The Company's ability to manage its inventories properly is an important factor in its operations. Inventory shortages can impede the Company's ability to meet orders on a timely basis. Conversely, excess inventories can result in increased interest costs as well as lower gross margins due to the necessity of lowering prices in order to liquidate excess inventories. If the Company is unable to effectively manage its inventory, its business, results of operations and financial condition will be adversely affected.

Currency Valuation

Changes in monetary controls and valuations of the Chinese yuan renminbi and the Japanese Yen could have an adverse effect on the Company's business, results of operations and financial condition.

The Company cannot predict whether Japanese customs quotas, duties, taxes or other changes or restrictions will be imposed or increased on the importation of non-domestically produced products in the future or what effect such actions could have on the Company's business, financial condition or results of operations.

Suppliers and Service Providers.

The Company's ability to competitively price its products depends on the cost of footwear components, including leather and materials used in the production of outsoles. The cost of materials is subject to change based on the availability and market conditions that are difficult to predict. Conditions such as diseases affecting the availability of leather can affect the cost of the footwear marketed by the Company. In addition, the Company's shipping costs are affected by fuel prices and numerous other factors such as the possibility of service interruptions at shipping and receiving ports.

Customers.

The Company's financial success is directly related to the willingness of its customers to continue to purchase its products. The Company does not typically have long-term contracts with its customers. Sales to the Company's customers are generally on an order-by-order basis and are subject to rights of cancellation and rescheduling by the customers. Failure to fill customers' orders in a timely manner could harm the Company's relationships with its customers. Furthermore, if any of the Company's major customers experiences a significant downturn in its business, then these customers may reduce or discontinue purchases from the Company, which could have an adverse effect on the Company's business, results of operations and financial condition.

The Company sells its products to wholesale customers and extends credit based on an evaluation of each customer's financial condition, usually without requiring collateral. The financial difficulties of a customer could cause the Company to stop doing business with that customer or reduce its business with that customer. The Company's inability to collect from its customers or a cessation or reduction of sales to certain customers because of credit concerns could have an adverse effect on the Company's business, results of operations and financial condition.

We are in large part dependant upon the continued growth of Internet commerce and the trend toward the sale of private label products by major retailers. A reversal of this trend in the Japanese market could have an adverse effect on the Company's business, results of operations and financial condition.

Implementation of Growth Strategy.

As part of its growth strategy, the Company seeks to expand its factory operations to be able to accept larger orders that will involve larger production runs and that, management believes, will be more profitable. In addition, the Company contemplates operating retail stores within China. These initiatives are largely conditioned upon the Company obtaining additional capital, of which there can be no assurance. Furthermore, there can be no assurance that we will be able to successfully implement any or all of these growth strategies, or that it will be able to maintain its high level of quality in a larger operation. Any such failures could have an adverse effect on the Company's business, results of operations and financial condition.

Government Regulation.

The Company's business is affected by changes in government and regulatory policies in China and on a global basis. Changes in interest rates, tax laws, duties, tariffs and quotas could have a negative impact on the Company's ability to produce and market footwear at competitive prices.

Integration of Newly Acquired Businesses.

The Company may make strategic acquisitions in the future and cannot assure that it will be able to successfully integrate the operations of newly-acquired businesses into the Company's current operations. The failure to integrate newly acquired businesses or the inability to make suitable strategic acquisitions in the future could have an adverse effect on the Company's business, results of operations and financial condition.

Attraction and Retention of Qualified Personnel.

The Company is dependent on the efforts and abilities of its senior executive officers. While the Company believes that its senior management team has significant depth and that appropriate senior management succession plans are in place; the loss of one or more members of senior executive management or the failure to successfully implement succession planning could have an adverse effect on the Company, its results of operations and financial condition. The Company's future success also depends on its ability to identify, attract and retain additional qualified personnel. While the Company has historically been successful in attracting and retaining key employees, competition for such employees in the footwear industry is intense and failure to retain or attract key employees could adversely impact the Company.

The Company may not be entitled to certain benefits that it receives from the Chinese Government.

We take advantage of favorable tax rates and other beneficial governmental policies afforded to us as a result of the nature of our business. In the event that the programs offered to us is amended or rescinded or we no longer meets the eligibility requirements of the program, we may not be able to enjoy the benefits of these programs and as a result may have to pay higher income taxes, which may have a material adverse affect on our economic results.

There are also risks that the Chinese government might adjust the current industrial policies and tax rates with the growth of political and economic environment in China, which may negatively impact our business.

We May Never Have an Active Trading Market.

Although our stock is listed on the Over the Counter Bulletin Board established by NASDAQ (the “OTCBB”) under the symbol CHSH, it has not traded. Accordingly, there can be no assurances that a market for the Registrant's common stock will be established. The Registrant's common stock will be influenced by a number of factors relating to our operations. Accordingly, even if a trading market does develop, it may not be maintained or trading may not be at sufficient levels to provide liquidity.

Our Common Stock is Likely to be A “Penny Stock”

The Registrant's common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-Dealer Requirements May Affect Trading and Liquidity of Our Common Stock

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in the Registrant's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Negative News From China

There have been several news events in recent months relating to the safety of pet food, toothpaste and food items manufactured in the PRC that may result in consumers developing negative attitudes towards Chinese products and these attitudes could negatively impact our results of operations.

Possible Anti-Takeover Impact of Un-issued Preferred Stock

The Company’s Articles of Incorporation provide for the issuance of up to 10,000,000 shares of preferred stock in series with rights, privileges and limitations as determined by the Board of Directors, without shareholder approval. No shares of preferred stock have been designated and none are issued and outstanding. Furthermore there are no plans or commitments to issue any shares of preferred stock. The Board of Directors believes that the authorization of “blank check” preferred stock in the Articles of Incorporation provides the Company with needed flexibility for corporate planning. However, “blank check” preferred stock could be utilized as an anti-takeover tool or its issuance could dilute the interests of shareholders.

Need for Additional Financing

In order to expand our business, we will require additional financing. There are no commitments for the same and no assurance can be given that additional financing cannot be obtained on terms that will not dilute the interests of our present shareholders.

Selected Financial Data

The following data should be read in conjunction with the financial statements included elsewhere herein.

Balance Sheet Data
	As of December 31,		March 31, 2007
	2006	2005	(unaudited)
Total Current Assets	$1,800,191	$1,870,368	$2,656,889

Non-Current Assets
Property plant and
equipment, net	$1,382,851	$1,116,322	$1,334,686

Total Assets	$3,183,042	$2,986,690	$3,991,575

Liabilities and Stockholders’ Equity

Total Current Liabilities	$727,503	$705,862	$1,307,904

Total Long Term Liabilities	$0	$0	$0

Stockholders Equity	$2,259,187	$2,477,180	$2,683,671

Total Liabilities and
Stockholders’ Equity	$2,986,690	$3,183,042	$3,991,575

Income Statement Data:

	For Years Ended		For Three Months Ended
	2006	2005	2007	2006
			(unaudited)
Revenues	$4,465,755	$2,761,425	$1,173,975	$660,461
Gross Profit	$995,001	$542,893	$371,055	$163,490
Net Income	$173,618	$72,765	$189,082	$41,093
Net Income per share
Basic and diluted	$0.17	$0.07	$0.19	$0.04
Weighted average number of shares outstanding during the period - Basic and diluted	994,500	994,500	994,500	994,500

Management's Discussion and Analysis of Financial Condition and Results of Operations

RESULTS OF OPERATIONS - FISCAL 2006 COMPARED TO FISCAL 2005

The Company has one reportable segment that is engaged in manufacturing and marketing footwear, primarily private labeled ladies footwear for the Japanese and Chinese markets.

Revenue increased from $2,761,425 in 2005 to $4,465,755 in 2006, an increase of $1,704,330 or 61.7%. Gross Profit increased from $542,893 in 2005 to $995,001 in 2006, an increase of $452,108 or 83.3%. The higher revenues and gross profits reflect the Company’s greater proportion of sales into the Japanese market that are generally at higher margins than sales within the PRC. In 2005, revenues in the PRC were $1,146,712, or 41.5% of revenues and in 2006, revenues in the PRC were $692,441 or 18.6% of revenues. The balance of the Company’s revenues for each year were from Japan. As a result of the increased revenues and gross profits, total stockholders’ equity increased from $2,259,187 at December 31, 2005 to $2,477,180 at December 31, 2006. While General and administrative expenses increased from $406,502 in calendar 2005 to $724,683 in calendar 2006, as a percentage of revenues they increased from 14.2% to 16.3% and were relatively stable. Sales into the Japanese market involve slightly higher marketing efforts and as a result slightly higher administrative costs as a percentage of revenues. Income taxes increased from ($42,883) in 2005 to ($76,767) in 2006 as a result of the Company having higher taxable income from its operations. The Company’s effective tax rate was virtually unchanged.

RESULTS OF OPERATIONS - FIRST QUARTER 2007 COMPARED TO FIRST QUARTER 2006

The Company has one reportable segment that is engaged in manufacturing and marketing footwear, primarily private labeled ladies footwear for the Japanese and Chinese markets.

Revenue increased from $660,461 in the period ended March 31, 2006 (2006Q1) to $1,173,975 for the period ended March 31,2007 (2007Q1) , an increase of $ 513,514 or 77.87%. Gross Profit increased from $163,490 in 2006Q1to $371,035 in 2007Q1, an increase of $ 207,545 or 126.9%. The higher revenues and gross profits reflect the Company’s greater proportion of sales into the Japanese market that are generally at higher margins than sales within the PRC. In 2006Q1, revenues in the PRC were $ 250,000, or 36% of revenues and in 2007Q1, revenues in the PRC were $516,549 or 44% of revenues. The balance of the Company’s revenues for each quarter were from Japan. In 2007Q1 revenues in China were enhanced by the popularity of one type of sole which the Company was able to supply. On a long term basis we expect thaqt the revenues from Japan will increase. As a result of the increased revenues and gross profits, total stockholders’ equity increased from $2,477,180 at December 31, 2006 to $2,683,671 at March 31, 2007. While General and administrative expenses increased from $91,307 in 2006Q1 to $170,050 in 2007Q1, as a percentage of revenues they increased from 13.8% to 15.1% and were relatively stable. Sales into the Japanese market involve slightly higher marketing efforts and as a result slightly higher administrative costs as a percentage of revenues. Income taxes decreased from ($20,239) in 2006Q1 to ($0) in 2007Q1 as a result of the Company receiving a government tax exemption for 2007 and 2008 and a 50% tax abatement thereafter as part of a program to encourage certain manufacturing industries.

LIQUIDITY AND CAPITAL RESOURCES

The Company continued to strengthen its balance sheet in 2006 and the first quarter of 2007. Total assets and stockholders’ equity have both increased. The Company utilizes short term bank financing to provide for its liquidity needs as the Company is typically paid for its products adequate to allow the Company to operate at present levels and to sustain moderate growth, the Company has received large, potentially profitable orders which it has been compelled to refuse due to lack of plant capacity. Management believes that the Company’s reputation for quality production will result in more large orders that will be difficult to fill without significant plant expansion and the required financing. Management will seek additional equity or debt financing for the Company to permit plant expansion and to explore the feasibility of entering the retail shoe market in China. However, the Company does not have any commitments for additional financing and no assurance is given that any additional financing will be available or that, if available, it will be on terms that are favorable to our shareholders.

Principal Owners

The following table shows the stockholdings of all directors and executive officers of the Registrant, principal stockholders who own beneficially more than five percent of the Registrant's issued and outstanding common stock, and all directors and officers of the Registrant as a group after giving effect to the Agreement, based on 99,800,000 shares outstanding:

Name and Address	Number of Shares	Percentage of Class

Cranberry Heights Group Limited (1)	14,616,000	14.6%

Gu Xianzhong (1)	10,500,000	10.5%

Shen Lei (1)	5,208000	5.2%

Zhong Longsheng (1)	4,998,000	5.0%

Yinzhi Li(2)	5,000,000	5.0%
c/o China Venture Partners, Inc.
RR3 Box 3087
East Stroudsburg, PA 18301

Cheung Ming Angus (1)	1,001,000	1.0%

Gu Changhong (1)	3,395,000	3.4%

Lo Kon Ki (1)	2,002,000	2.0%

All officers and
directors as a group (5) persons (3)	16,899,000	16.9%

(1) The address of all of these persons is 488 Wai Qingsong Road, Waigang Town, Jiading District, Shanghai, PRC. Cranberry Heights Group Limited is controlled by Xun Shi, a consultant to the Company

(2) Yinzhi Li is Haining Zhang’s mother, Haining Zhang is the principal owner of CVP. Mr. Zhang and CVP own 3,925,000 and 3,935,000 shares, respectively. Yinzhi Li disclaims beneficial ownership of such shares.

(3) The individual holdings of each officer and director owning less than 5% of the issued and outstanding shares of common stock, appears elsewhere herein under the list of shares issued in connection with the Agreement.

New Directors and Officers

Pursuant to the Agreement, two nominees of WSTG have been elected to the Board of Directors. These are:

Gu Xianzhong, aged 52, who was a founder of Kanghong in where he has worked since 1997 and has over 20 years of experience in managing shoe operations in the PRC. Gu Xianzhong was also elected CEO.

Kon Ki Lo, aged 33, was appointed director. He has been a practicing attorney in the Hong Kong Special Administrative Region since 1999 and is presently the General Counsel of CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. (OTCBB:CSCT). He was formerly the Executive Director and General Manager of the investment bank department of CHARACTERS CAPITAL INTERNATIONAL LIMITED, a HK company. He has also been counsel to three Chinese companies that are publicly traded in the United States. Mr. Lo holds a Bachelor of Laws Degree and a P.C.LL from the University of Hong Kong.

Gu Changhong, aged 57, was appointed COO and VP Manufacturing and Production. Gu Changhong is a co-founder if Kanhong where he has worked since 1997. He has over 20 years of managerial experience in the wholesale footwear industry including experience in shoe design and export.

Chaojun Huang, aged 33, has been was appointed Secretary. He has been CFO of Kanghong since 2005. Prior thereto, from 1999 to 2005, he was the financial director of Shanghai Taihe Metallic Material Co., Ltd. He is a 1998 graduate of Hunan Financial and Economical College and a registered accountant.
Angus Cheung Ming, age 38, was appointed CFO. Mr. Cheung is a certified public accountant both in the Hong Kong Special Administrative Region and the United Kingdom. Mr. Cheung has solid experience in the areas of auditing, accounting, merger and acquisition, due diligence and corporate finance. He was the Chief Financial Officer of a Hong Kong based PRC IT Company at OTCBB and a Group Internal Auditor of a Hong Kong main board listed company. Prior to the aforesaid, Mr. Cheung worked as an auditor in Deloitte Touche & Tohmatsu and RSM Nelson Wheeler. Mr. Cheung holds two Master Degrees from the City University of Hong Kong (International Accounting and Information Systems).

The Company does not have any employment agreements with the above individuals.

Related Party Transactions

Pursuant to an assets transfer agreement, dated as of December 31, 2006, Gu Xianzhong and Gu Changchong transferred ownership of Kanghong’s plant to Kanghong as a contribution to capital. The transfer remains subject to official recording in the Real Property Registry of Jia Ding District, Shanghai, PRC.

Item 7. Financial Information, Pro-Forma Financial Information and Exhibits.

(a)	Financial Statements.

Wholly Success Technology Group Limited Consolidated Financial Statements for the years ended December 31, 2006 and 2005 (with report of independent registered accounting firm thereon).

Wholly Success Technology Group Limited (unaudited) Condensed Consolidated Financial Statements for the three months ended March 31, 2007.

(b)	Pro-Forma Financial Information

Pro-Forma Financial Statements of the Registrant.

(c)	Exhibits

10.1
Agreement and Plan of Reorganization, dated as of June 29, 2007, by and among China Shoe Holdings, Inc., Wholly Success Technology Group Limited and the Shareholders of Wholly Success Technology Group Limited.

10.2	Consulting Agreement, dated as of June 29, 2007, between China Shoe Holdings, Inc. and China Venture Partners, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHOE HOLDINGS, INC.

By:	/s/ Gu Xianzhong
Name: Gu Xianzhong Title: President and CEO

Dated: July 5, 2007

WHOLLY SUCCESS TECHNOLOGY GROUP LIMITED Consolidated Financial Statements For The Years Ended December 31, 2006 and 2005 (With Report of Independent Registered Public Accounting Firm Thereon)

ZHONG YI (HONG KONG) C.P.A. COMPANY LIMITED

Certified Public Accountants

WHOLLY SUCCESS TECHNOLOGY GROUP LIMITED

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets	F-3

Consolidated Statements of Operations And Comprehensive Income (Loss)	F-4

Consolidated Statements of Cash Flows	F-5 - F-6

Consolidated Statements of Stockholders’ Equity	F-7

Notes to Consolidated Financial Statements	F-8 - F- 18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and stockholders of
Wholly Success Technology Group Limited

We have audited the accompanying consolidated balance sheets of Wholly Success Technology Group Limited and its subsidiary (“the Company”) as of December 31, 2006 and 2005 and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wholly Success Technology Group Limited as of December 31, 2006 and 2005 and the results of operations and cash flows for the years ended December 31, 2006 and 2005 and in conformity with accounting principles generally accepted in the United States of America.

Zhong Yi (Hong Kong) C.P.A. Company Limited
Certified Public Accountants

Hong Kong, China
June 28, 2007

 WHOLLY SUCCESS TECHNOLOGY GROUP LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 and 2005
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$333,508	$164,843
Restricted cash	60,160	-
Accounts receivable, trade	582,372	412,877
Advances to employees	145,040	582,606
Inventories	384,394	568,000
Value added tax receivable	66,948	37,507
Other receivables and prepayments	227,769	104,535

Total current assets	1,800,191	1,870,368

Non-current assets:
Property, plant and equipment, net	1,382,851	1,116,322

TOTAL ASSETS	$3,183,042	$2,986,690

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term bank borrowings	$333,249	$179,510
Accounts payable, trade	253,201	249,800
Income tax payable	20,119	8,421
Other payables and accrued liabilities	99,293	289,772

Total current liabilities	705,862	727,503

Stockholders’ equity:
Common stock, $1 par value; 994,500 shares authorized; 994,500 shares issued and outstanding	994,500	994,500
Additional paid-in capital	926,898	926,898
Accumulated other comprehensive loss	(33,829)	(78,204)
Retained earnings	589,611	415,993

Total stockholders’ equity	2,477,180	2,259,187

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,183,042	$2,986,690

See accompanying notes to consolidated financial statements.

WHOLLY SUCCESS TECHNOLOGY GROUP LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

	For the years ended December 31,
	2006	2005
Revenues	$4,465,755	$2,761,425

Cost of revenues	3,470,754	2,218,532

Gross profit	995,001	542,893

Operating expenses:
Depreciation	15,580	1,064
General and administrative	709,103	405,438
Total operating expenses	724,683	406,502

Income from operations	270,318	136,391

Other income (expense):
Interest income	268	268
Interest expense	(20,201)	(21,011)

Income before income taxes	250,385	115,648

Income tax expense	(76,767)	(42,883)

NET INCOME	$173,618	$72,765

Other comprehensive income
- Foreign currency translation gain (loss)	44,375	(78,204)

COMPREHENSIVE INCOME (LOSS)	$217,993	$(5,439)

Net income per share - Basic and diluted	$0.17	$0.07

Weighted average number of shares outstanding - Basic and diluted	994,500	994,500

See accompanying notes to consolidated financial statements.

WHOLLY SUCCESS TECHNOLOGY GROUP LIMITED
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

	For the years ended December 31,
	2006	2005
Cash flows from operating activities:
Net income	$173,618	$72,765
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	152,932	134,819
Changes in operating assets and liabilities:
Accounts receivable, trade	(169,495)	(412,877)
Advances to employees	437,566	(582,606)
Inventories	183,606	(568,000)
Other receivables and prepayments	(123,234)	(104,535)
Value added tax receivable	(29,441)	(37,507)
Accounts payable, trade	3,401	249,800
Other payables and accrued liabilities	(190,479)	289,772
Income tax payable	11,698	8,421

Net cash provided by (used in) operating activities	450,172	(949,948)

Cash flows from investing activities:
Purchase of property, plant and equipment	(419,461)	(1,251,141)

Net cash used in investing activities	(419,461)	(1,251,141)

Cash flows from financing activities:
Issuance of common stock	-	994,500
Additional capital contribution	-	926,898
Equity from recapitalization	-	343,228
Advances from short-term bank borrowings	153,739	179,510
Increase in restricted cash	(60,160)	-

Net cash provided by financing activities	93,579	2,444,136

Foreign currency translation adjustment	44,375	(78,204)

NET CHANGE IN CASH AND CASH EQUIVALENTS	168,665	164,843

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	164,843	-

CASH AND CASH EQUIVALENTS, END OF YEAR	$333,508	$164,843

WHOLLY SUCCESS TECHNOLOGY GROUP LIMITED
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expenses	$20,201	$21,011
Cash paid for income taxes	$65,069	$34,462

NON-CASH TRANSACTIONS IN FINANCING ACTIVITIES
Equity from recapitalization	$-	$343,228

See accompanying notes to consolidated financial statements.

WHOLLY SUCCESS TECHNOLOGY GROUP LIMITED
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock
	No. of share	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total

Balance as of January 1, 2005	-	$-	$-	$-	$343,228	$343,228
Issuance of common stocks	994,500	994,500	-	-	-	994,500
Additional capital contribution	-	-	926,898			926,898
Component of comprehensive income:
- Foreign currency translation gain	-	-	-	(78,204)	-	(78,204)
Net income for the year	-	-	-	-	72,765	72,765
Balance as of December 31, 2005	994,500	994,500	926,898	(78,204)	415,993	2,259,187
Component of comprehensive income:
- Foreign currency translation gain	-	-	-	44,375	-	44,375
Net income for the year	-	-	-	-	173,618	173,618
Balance as of December 31, 2006	994,500	$994,500	$926,898	$(33,829)	$589,611	$2,477,180

See accompanying notes to consolidated financial statements.

1.	ORGANIZATION AND BUSINESS BACKGROUND

Wholly Success Technology Group Limited (“Wholly Success” or the “Company”) was incorporated in the British Virgin Islands (“BVI”) on December 16, 2004. Its principal activity is investment holding.

Wholly Success was considered a development stage company and its principal activity is seeking and consummating a merger or acquisition opportunity with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7 “Accounting and Reporting by Development Stage Enterprises”. Wholly Success did not generate revenues from any business operations from its inception.

On February 9, 2006, Wholly Success entered an equity transfer agreement with the equity owners of Shanghai Kanghong Yunheng Enterprise Development Company Limited (“Shanghai Kanghong”), whereby the Company paid a cash consideration of $1,921,398 (equivalent to Renminbi (“RMB”) 15,231,800) to purchase the total equity of Shanghai Kanghong. Shanghai Kanghong was organized in Shanghai, the People’s Republic of China (“PRC”) with a registered capital of RMB 15,000,000. The transfer has been accounted for as a reorganization of entities under common control as the companies were beneficially owned by identical shareholders and share common management. The financial statements have been prepared as if the reorganization had occurred retroactively.

Wholly Success and Shanghai Kanghong are hereinafter referred to as (“the Company”)

The Company is principally engaged in the manufacturing of ladies fashion footwear for shoes retailers in Japan and the PRC. Meanwhile, the Company also produces various types of shoe soles for the domestic market in the PRC. To reveal the competency in the shoes manufacturing industry, the Company has developed the following proprietary technologies: (i) PU imitational grainy sole, (ii) TPR modified materials and (iii) Viscose water. The Company has registered and obtained “Utility Model” patent and “Invention” patent respectively for these innovations from the State Intellectual Property Office of the PRC during the year.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

●	Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary, Shanghai Kanghong.

All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Restricted cash

Restricted cash consists of cash pledged with a bank as collateral for various letters of credit.

●	Accounts receivable, trade

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. The Company did not record an allowance for doubtful accounts for both fiscal years.

●	Inventories

Inventories include direct materials, labor and factory overhead and are stated at lower of cost or market value, cost being determined on a FIFO. The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand. As of December 31, 2006 and 2005, the Company did not record an allowance for obsolete inventories, nor have there been any write-offs.

●	Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Buildings	20 years	5%
Plant and machinery	10 years	5%
Office equipments	10 years	5%
Motor vehicles	5 years	5%

Expenditure for maintenance and repairs is expensed as incurred.

●	Impairment of long-life assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, a long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue recognition

The Company derives revenues from the sale of self-manufactured products. The Company recognizes its revenues net of value added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the products of Shanghai at the rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

In accordance with the SEC’s Staff Accounting Bulletin No. 104, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

(a) Sale of products

The Company recognizes revenue from the sale of products upon delivery to the customers and the transfer of title and risk of loss. The Company experienced no product returns and has recorded no reserve for sales returns for the years ended December 31, 2006 and 2005.

(b) Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

●	Cost of revenue

Cost of revenues consists primarily of material costs, direct labor, depreciation and manufacturing overheads, which are directly attributable to the manufacture of products.

●	Advertising expenses

The Company expenses advertising costs as incurred in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position 93-7,“Reporting for Advertising Costs”. The Company did not incur any advertising expenses for each of the years ended December 31, 2006 and 2005, respectively.

●	Retirement plan costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the consolidated statements of income and comprehensive income as and when the related employee service is provided.

●	Research and development costs

Research and development costs are expensed when incurred in the development of new processes including significant improvements and refinements of existing products. Such costs mainly relate to labor and material cost. The Company did not incur any of such costs for the years ended December 31, 2006 and 2005, respectively.

●	Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of changes in owners’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations and comprehensive (loss) income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

●	Foreign currencies translation

The functional currency of the Company is the Renminbi Yuan (“RMB”). The accompanying financial statements have been expressed in United States dollars, the reporting currency of the Company. The balance sheet is translated into United States dollars based on the rates of exchange ruling at the balance sheet date. The statement of operations and comprehensive income is translated using a weighted average rate for the years ended December 31, 2006 and 2005. Translation adjustments are reflected as cumulative translation adjustments in owners’ equity.

●	Segment reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in one principal reportable segment in Japan and the PRC.

●	Fair value of financial instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily include cash and cash equivalents, accounts receivable, accounts payable and accruals.

As of the balance sheet date, the estimated fair values of financial instruments were not materially different from their carrying values as presented due to short maturities of these instruments.

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. A material related party transaction has been identified in the preparation of in the financial statements.

●	Recently issued accounting standard

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”), which replaces Accounting Principles Board Opinions No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting changes in Interim Financial Statements—An Amendment of APB Opinion No. 28”. SFAS 154 provides guidance on the accounting for and reporting of accounting changes. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this statement did not have a material effect on the Company’s financial position or results of operations.

In September 2005, the FASB’s Emerging Issues Task Force (“EITF”) reached a final consensus on Issue 04-13, “Accounting for Purchases and Sales of Inventory with the Same Counterparty” (“EITF 04-13”). EITF 04-13 requires that two or more legally separate exchange transactions with the same counterparty be combined and considered a single arrangement for purposes of applying APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, when the transactions are entered into in contemplation of one another. EITF 04-13 is effective for new arrangements entered into, or modifications or renewals of existing arrangements, in interim or annual periods beginning after March 15, 2006. The Company does not expect that the adoption of this statement would have a material effect on the Company’s financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Instruments-an amendment of FASB Statements 133 and 140”, which is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The statement improves financial reporting by eliminating the exemption from applying SFAS No. 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. The Statement also improves financial reporting by allowing a preparer to elect fair value measurement at acquisition, at issuance, or when a previously recognized have to bifurcated, if the holder elects to account for the whole instrument-by-instrument basis, in cases in which a derivative would otherwise have to bifurcated, if the holder elects to account for the whole instrument on a fair value basis. The Company does not expect that the adoption of this statement would have a material effect on the Company’s financial position or results of operations.

In July 2006, the FASB issued FIN 48,“Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109”, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its consolidated financial statements.

In September 2006, the SEC released SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 provides interpretive guidance on the SEC’s views on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The provision of SAB 108 is effective for the Company in the current fiscal year ended December 31, 2006. The Company is currently evaluating the impact of SAB 108 but does not believe that the application of SAB 108 would have a material effect on its financial position, cash flows nor results of operations.

In September 2006, the FASB issued SFAS No.157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 will be effective for the Company starting January 1, 2008. Earlier adoption is permitted, provided the company has not yet issued financial statements, including for interim periods, for that fiscal year. The Company is currently evaluating the impact of SFAS 157 on its financial position, cash flows and results of operations.

3.	ACCOUNTS RECEIVABLE, TRADE

The majority of the Company’s sales are on open credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Based upon the aforementioned criteria, management has determined that no allowance for doubtful accounts is required as of December 31, 2006 and 2005.

4.	INVENTORIES

	2006	2005

Raw materials	$211,682	$312,569
Work in progress	56,948	99,468
Finished goods	115,764	155,963
	384,394	568,000
Less: allowance for obsolescence	-	-
	$384,394	$568,000

As of December 31, 2006 and 2005, the Company has no allowance for obsolescence is required.

5.	OTHER RECEIVABLES AND PREPAYMENTS

Other receivables and prepayments as of December 31, 2006 and 2005 consisted of the followings:

	2006	2005

Other receivables	$9,130	$23,245
Prepayments	218,639	81,290
	$227,769	$104,535

6.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, as of December 31, 2006 and 2005, consisted of the following:

	2006	2005

Buildings	$403,046	$-
Plant and machinery	1,419,238	1,402,823
Office equipments	38,954	38,954
Motor vehicles	29,452	29,452
	1,890,690	1,471,229
Less: accumulated depreciation	(507,839)	(354,907)
	$1,382,851	$1,116,322

As of December 31, 2006, in accordance with the "Assets Transfer Agreement" signed by Shanghai Kanghong, Mr. Gu Xianzhong and Mr. Gu Changhong, the ownership of the building suites is recorded on Shanghai Kanghong's books of record. The net book value of the assets was $398,352. All parties have declared that the ownership of the assets should be Shanghai Kanghong's as of the balance sheet date and legally the transfer of ownership of the assets is under progress with the Real Property Registry of Jia Ding District, Shanghai.

Depreciation expenses for the years ended December 31, 2006 and 2005 were $152,932 and $134,819, respectively, in which $137,352 and $133,755 included in cost of revenues.

7.	SHORT-TERM BANK BORROWINGS

Short-term bank borrowings were as follows:

	2006	2005

Short-term bank loans	$185,600	$179,510
Trust receipt loans	147,649	-
	$333,249	$179,510

The short-term bank loans consist of four individual bank loans with aggregate amount of RMB1,450,000 (2005: RMB1,450,000) payable to a financial institution, guaranteed by an independent third party, with interest at 7.38% (2005: 7.38%) per annum payable quarterly, with principle due October 30, 2007.

Trust receipts loans with an aggregate amount of RMB1,153,505 (2005: RMB nil) payable to financial institutions, guaranteed by the shareholders of the Company, with interest at 6.975% (2005: nil) per annum, with principle due June 12, 2007.

8.	OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities as of December 31, 2006 and 2005 consisted of following:

	2006	2005

Advances from customers	$43,199	$117,542
Salaries payable	780	25,855
Welfare payable	4,098	4,640
Accrued expenses	43,115	121,348
Other payables	8,101	20,387
	$99,293	$289,772

9.	STOCKHOLDERS’ EQUITY

On December 25, 2006, Wholly Success completed an equity transfer transaction with the equity owners of Shanghai Kanghong and fully paid up a consideration of $1,921,398. Among the consideration, $994,500 was paid by issuing new shares of 994,500 common shares with $1 par value per share.

10.	INCOME TAXES

The Company is a BVI company and is not subject to income taxes.

Shanghai Kanghong is subject to taxes in the PRC. Pursuant to the PRC Income Tax Laws, Shanghai Kanghong is generally subject to enterprise income tax (“EIT”) at a statutory rate of 33% (30% national income tax plus 3% local income tax).

The provision for income tax consists of the following:

	For the years ended December 31,
	2006	2005
Current:
BVI	$-	$-
The PRC	76,767	42,883
Income tax expense	$76,767	$42,883

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes stated in the statements of operations for the years ended December 31, 2006 and 2005 is as follows:

	2006	2005

Income before income taxes	$250,385	$115,648
Statutory income tax rate	33%	33%
	82,627	38,164
Add: item not subject to taxes
- Accrued expenses	6,618	468
- Others	(12,478)	4,251
Income tax expenses	$76,767	$42,883

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2006 and 2005:

	2006	2005

Deferred tax assets:
- Accrued expenses	$6,618	$468
Less: valuation allowance	(6,618)	(468)
Deferred tax assets	-	-

11.	SEGMENT REPORTING, GEOGRAPHICAL INFORMATION

The Company considers its business activities to constitute one single segment. The Company’s chief operating decision maker use these results to make operating and strategic decisions. The geographic distribution of the Company’s customers are located in Japan and the PRC.

An analysis of the Company’s revenues and net assets by region are as follows:

	For the years ended December 31,
	2006	2005
Revenue
- Japan	$3,773,314	$1,614,713
- The PRC	692,441	1,146,712

	$4,465,755	$2,761,425

	For the years ended December 31,
	2006	2005
Net assets (liabilities)
- Japan	$-	$-
- BVI	(5,466)	-
- The PRC	2,482,646	2,259,187

	$2,477,180	$2,259,187

12.	CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of the Company are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions made for such employee benefits were $21,257 and $16,187 for the years ended December 31, 2006 and 2005 respectively.

13.	CONCENTRATION AND RISK

(a)	Major customers and vendors

For each of the years ended December 31, 2006 and 2005, 100% of the Company’s assets were located in the PRC and 84% of the Company’s revenues were derived from customers located in Japan and there are no customers and vendors who account for 10% or more of revenues and purchases.

(b)	Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

14.	OPERATING LEASE COMMITMENT

The Company rented offices and factories under non-cancelable operating lease agreements. Based on the current rental lease agreements, the future minimum rental payments required for the coming year are as follows:

Year ending December 31:
2007	$33,304
2008	34,969
2009	36,718
2010	38,554
2011	40,481
Thereafter	75,978
260,004

For the years ended December 31, 2006 and 2005, rental expenses were $31,718 and $29,408 respectively.

15.	SUBSEQUENT EVENTS

On June 5, 2007, the Company entered into “Memorandum of Understanding” (the “MOU”) with China Shoe Holdings, Inc., (formerly Indigo Technologies, Inc.,) a company organized under the laws of the State of Nevada and is a reporting issuer in the United States and has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol “INGY”. Pursuant to the MOU, China Shoe Holdings, Inc. agreed to issue 69,615,000 shares of common stock to acquire for 100% interest in the registered capital of the Company.

WHOLLY SUCCESS TECHNOLOGY GROUP LIMITED (Unaudited) Condensed Consolidated Financial Statements For The Three Months Ended March 31, 2007

WHOLLY SUCCESS TECHNOLOGY GROUP LIMITED

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Page

Condensed Consolidated Balance Sheets as of March 31, 2007 and December 31, 2006	F-2
Condensed Consolidated Statements of Operations And Comprehensive Income for the Three Months Ended March 31, 2007 and 2006	F-3
Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2007 and 2006	F-4
Notes to Condensed Consolidated Financial Statements	F-5 to F-12

F-1

WHOLLY SUCCESS TECHNOLOGY GROUP LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2007 AND DECEMBER 31, 2006
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	March 31, 2007	December 31, 2006
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$351,064	$333,508
Restricted cash	122,046	60,160
Accounts receivable, trade	884,723	582,372
Advances to employees	37,315	145,040
Inventories	836,844	384,394
Value added tax receivable	-	66,948
Other receivables and prepayments	424,897	227,769

Total current assets	2,656,889	1,800,191

Non-current assets:
Property, plant and equipment, net	1,334,686	1,382,851

TOTAL ASSETS	$3,991,575	$3,183,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term bank borrowings	$628,941	$333,249
Accounts payable, trade	459,558	253,201
Income tax payable	-	20,119
Other payables and accrued liabilities	219,405	99,293

Total current liabilities	1,307,904	705,862

Stockholders’ equity:
Common stock, $1 par value; 994,500 shares authorized; 994,500 shares issued and outstanding	994,500	994,500
Additional paid-in capital	926,898	926,898
Accumulated other comprehensive loss	(16,420)	(33,829)
Retained earnings	778,693	589,611

Total stockholders’ equity	2,683,671	2,477,180

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,991,575	$3,183,042

See accompanying notes to condensed consolidated financial statements.

F-2

WHOLLY SUCCESS TECHNOLOGY GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

	Three Months Ended March 31,
	2007	2006

OPERATING REVENUES	$1,173,975	$660,461

COST OF REVENUES	802,940	496,971

GROSS PROFIT	371,035	163,490

OPERATING EXPENSES:
Depreciation	7,167	2,356
General and administrative	170,050	91,307

Total operating expenses	177,217	93,663

INCOME FROM OPERATIONS	193,818	69,827

OTHER EXPENSE:
Interest income	177	-
Interest expense	(4,913)	(8,495)

INCOME BEFORE INCOME TAXES	189,082	61,332

Income tax expenses	-	(20,239)

NET INCOME	$189,082	$41,093

Other comprehensive income:
- Foreign currency translation gain	17,409	8,208

COMPREHENSIVE INCOME	$206,491	$49,301

Net income per share - Basic and diluted	$0.19	$0.04

Weighted average number of shares outstanding during the period - Basic and diluted	994,500	994,500

See accompanying notes to condensed consolidated financial statements.

F-3

WHOLLY SUCCESS TECHNOLOGY GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net income	$189,082	$41,093
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	48,165	35,137
Change in operating assets and liabilities:
Accounts receivable, trade	(302,351)	241,210
Advances to employees	107,725	(151,072)
Inventories	(452,450)	(161,654)
Other receivables and prepayments	(197,128)	(208,194)
Value added tax receivable	66,948	7,944
Accounts payable, trade	206,357	(15,698)
Other payables and accrued liabilities	120,112	261,174
Income tax payable	(20,119)	(8,421)

Net cash (used in) provided by operating activities	(233,659)	41,519

Cash flows from investing activities:
Purchase of property, plant and equipment	-	(3,985)

Net cash used in investing activities	-	(3,985)

Cash flows from financing activities:
Proceeds from short-term bank borrowings	295,692	-
Increase in restricted cash	(61,886)	-

Net cash provided by financing activities	233,806	-

Foreign currency translation adjustment	17,409	8,208

NET CHANGE IN CASH AND CASH EQUIVALENTS	17,556	45,742

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	333,508	164,843

CASH AND CASH EQUIVALENTS, END OF PERIOD	$351,064	$210,585

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$20,119	$28,660
Cash paid for interest expenses	$4,913	$8,495

See accompanying notes to condensed consolidated financial statements.

F-4

NOTE–1 BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with both generally accepted accounting principles for interim financial information, and the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The accompanying unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) that are, in the opinion of management, considered necessary for a fair presentation of the results for the interim periods presented. Interim results are not necessarily indicative of results for a full year.

The condensed consolidated financial statements and related disclosures have been prepared with the presumption that users of the interim financial information have read or have access to our annual audited condensed consolidated financial statements for the preceding fiscal year. Accordingly, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the related notes thereto contained in the Annual Report on Form 10-KSB for the year ended December 31, 2006.

NOTE–2 ORGANIZATION AND BUSINESS BACKGROUND

Wholly Success Technology Group Limited (“Wholly Success”) was incorporated in the British Virgin Islands (“BVI”) on December 16, 2004. Its principal activity is investment holding.

On February 9, 2006, Wholly Success entered an equity transfer agreement with the equity owners of Shanghai Kanghong Yunheng Enterprise Development Company Limited (“Shanghai Kanghong”), whereby Wholly Success paid a consideration of $1,921,398 (equivalent to Renminbi (“RMB”) 15,231,800) to purchase the total equity of Shanghai Kanghong. Shanghai Kanghong organized and existing in Shanghai city, the People’s Republic of China (“PRC”) with a registered capital of RMB 15,000,000. The transfer has been accounted for as a reorganization of entities under common control as the companies were beneficially owned by identical shareholders and share common management. The financial statements have been prepared as if the reorganization had occurred retroactively.

Wholly Success and Shanghai Kanghong are collectively known as “the Company” in these condensed consolidated financial statements.

The Company is principally engaged in the manufacturing of ladies fashion footwear for shoes retailers in Japan and China. Meanwhile, the Company also produces various types of shoe soles for the domestic market in the PRC. To reveal the competency in the shoes manufacturing industry, the Company has developed the following proprietary technologies: (i) PU imitational grainy sole, (ii) TPR modified materials and (iii) Viscose water. The Company has registered and obtained “Utility Model” patent and “Invention” patent respectively for these innovations from the State Intellectual Property Office of the PRC in 2006.

NOTE–3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation

F-5

These accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

●	Use of estimates

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the period reported. Actual results may differ from these estimates.

●	Basis of consolidation

The condensed consolidated financial statements include the financial statements of Wholly Success and its subsidiary, Shanghai Kanghong.

All significant inter-company balances and transactions among Wholly Success and its subsidiary have been eliminated upon consolidation.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Restricted Cash

Restricted cash consists of cash pledged with a bank as collateral for variances letters of credit.

●	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. As of March 31, 2007, the Company recorded no allowance for doubtful accounts.

●	Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Buildings	20 years	5%
Plant and machinery	10 years	5%
Office equipments	10 years	5%
Motor vehicles	5 years	5%

Expenditure for maintenance and repairs is expensed as incurred.

F-6

●	Impairment of long-lived assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, a long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue recognition

The Company derives revenues from the sale of self-manufactured products. The Company recognizes its revenues net of value added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the products of Shanghai at the rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

In accordance with the SEC’s Staff Accounting Bulletin No. 104, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

(a) Sale of products

The Company recognizes revenue from the sale of products upon delivery to the customers and the transfer of title and risk of loss. The Company experienced no product returns and has recorded no reserve for sales returns for the period ended March 31, 2007 and 2006.

(b) Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

●	Cost of revenue

Cost of revenues consists primarily of material costs, direct labor, depreciation and manufacturing overheads, which are directly attributable to the manufacture of products.

●	Income taxes

The Company accounts for income taxes in interim periods as required by Accounting Principles Board Opinion No. 28, “Interim Financial Reporting” and as interpreted by FASB Interpretation No. 18, “Accounting for Income Taxes in Interim Periods.” The Company has determined an estimated annual effective tax rate. The rate will be revised, if necessary, as of the end of each successive interim period during the Company’s fiscal year to the Company’s best current estimate.

F-7

The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

●	Net income per share

The Company calculates net income per share in accordance with SFAS No. 128,“Earnings per Share.” Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

●	Comprehensive (loss) income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Foreign currencies translation

The reporting currency of the Company is the United States dollar (“U.S. dollars”). Transactions denominated in currencies other than U.S. dollar are translated at the average rate for the period. Monetary assets and liabilities denominated in currencies other than U.S. dollar are translated into U.S. dollar at the rates of exchange ruling at the balance sheet date. The resulting exchange differences are recorded in the other expenses in the condensed consolidated statements of operations and comprehensive income.

The Company’s subsidiaries maintain their books and record in their local currency, the Renminbi Yuan (“RMB”), which is functional currency as being the primary currency of the economic environment in which its operations are conducted. In general, for consolidation purposes, the Company translates the subsidiaries assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statements of operations is translated at average exchange rates during the reporting period. Adjustments resulting from the translation of the subsidiaries’ financial statements are recorded as accumulated other comprehensive income.

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in the financial statements. The Company operates in one reportable segment.

F-8

●	Fair value of financial instruments

The Company values its financial instruments as required by Statement of Financial Accounting Standard (SFAS) No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, receivable from a third party, prepayments and deposits, short-term bank loan, other payables and accrued liabilities and income tax payable.

As of the balance sheet date, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short term maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

●	Recently issued accounting standards

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

On February 15, 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115” (“SFAS 159”). This standard permits an entity to measure financial instruments and certain other items at estimated fair value. Most of the provisions of SFAS No. 159 are elective; however, the amendment to FASB No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” applies to all entities that own trading and available-for-sale securities. The fair value option created by SFAS 159 permits an entity to measure eligible items at fair value as of specified election dates. The fair value option (a) may generally be applied instrument by instrument, (b) is irrevocable unless a new election date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument. SFAS 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity (i) makes that choice in the first 120 days of that year, (ii) has not yet issued financial statements for any interim period of such year, and (iii) elects to apply the provisions of FASB 157. Management is currently evaluating the impact of SFAS 159, if any, on the Company’s financial statements.

NOTE–4 ACCOUNTS RECEIVABLE, TRADE

The majority of the Company’s sales are on open credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Based upon the aforementioned criteria, management has determined that no allowance for doubtful accounts is required as of March 31, 2007 and December 31, 2006.

F-9

NOTE–5 INVENTORIES

	March 31, 2007	December 31, 2006
	(unaudited)	(audited)

Raw materials	$733,957	$211,682
Work in progress	28,176	56,948
Finished goods	74,711	115,764
	836,844	384,394
Less: allowance for obsolescence	-	-
	$836,844	$384,394

As of March 31, 2007 and December 31, 2006, the Company has no allowance for obsolescence is required.

NOTE–6 OTHER RECEIVABLES AND PREPAYMENTS

Other receivables and prepayments as of March 31, 2007 and December 31, 2006 consist of the following:

	March 31, 2007	December 31, 2006
	(unaudited)	(audited)

Other receivables	$605	$9,130
Prepayments	424,292	218,639
	$424,897	$227,769

NOTE–7 PROPERTY, PLANT AND EQUIPMENT, NET

Plant and equipment, net, as of March 31, 2007 and December 31, 2006 consist of the following:

	March 31, 2007	December 31, 2006
	(unaudited)	(audited)

Buildings	$403,046	$403,046
Plant and machinery	1,419,238	1,419,238
Office equipments	38,954	38,954
Motor vehicles	29,452	29,452
	1,890,690	1,890,690
Less: accumulated depreciation	(556,004)	(507,839)
Property, plant and equipment, net	$1,334,686	$1,382,851

F-10

As of December 31, 2006, in accordance with the "Assets Transfer Agreement" signed by Shanghai Kanghong, Mr. Gu Xianzhong and Mr. Gu Changhong, the ownership of the building suites is recorded on Shanghai Kanghong's books of record. The net book value of the assets was $393,577 as of March 31, 2007. All parties have declared that the ownership of the assets should be Shanghai Kanghong's as of the balance sheet date and legally the transfer of ownership of the assets is under progress with the Real Property Registry of Jia Ding District, Shanghai.

Depreciation expense for the three months ended March 31, 2007 and 2006 were $48,165 and $35,137, respectively, in which $40,998 and $32,781 included in cost of revenues.

NOTE–8 SHORT-TERM BANK BORROWINGS

Short-term bank borrowings were as follows:

	March 31, 2007	December 31, 2006
	(unaudited)	(audited)

Short-term bank loans	$188,263	$185,600
Trust receipt loans	440,678	147,649
	$628,941	$333,249

As of March 31, 2007, the short-term bank loans consist of four individual bank loans with aggregate amount of RMB 1,450,000 (2006: RMB1,450,000) payable to a financial institution, guaranteed by an independent third party, with interest at 7.38% (2006: 7.38%) per annum payable quarterly, with principle due October 30, 2007.

As of March 31, 2007, trust receipts loans with an aggregate amount of RMB 3,394,107 (2006: RMB 1,153,505) payable to financial institutions, guaranteed by the shareholders of the Company, with interest at 6.975% (2006: 6.975%) per annum, with principle due June 20, 2007.

NOTE–9 OTHER PAYABLES AND ACCRUED LIABILIITES

Other payables and accrued liabilities as of March 31, 2007 and December 31, 2006 consist of the followings:

	March 31, 2007	December 31, 2006
	(unaudited)	(audited)

Advances from customers	$103,869	$43,199
Salaries payable	-	780
Welfare payable	4,157	4,098
Accrued expenses	94,480	43,115
Other payables	16,899	8,101
	$219,405	$99,293

F-11

NOTE–10 CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of the Company are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions made for such employee benefits were $3,704 and $2,657 for the three months period ended March 31, 2007 and 2006 respectively.

NOTE–11 CONCENTRATION AND RISK

(a) Major customers and vendors

For each of the periods ended March 31, 2007 and 2006, 100% of the Company’s assets were located in the PRC and 55% of the Company’s revenues were derived from customers located in Japan and there are no customers and vendors who account for 10% or more of revenues and purchases.

(b) Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade accounts receivable. The Company performs ongoing credit evaluations of its customers’ financial condition, but does not require collateral to support such receivables.

NOTE–12 OPERATING LEASE COMMITMENT

The Company rented offices and factories under non-cancelable operating lease agreements. Based on the current rental lease agreements, the future minimum rental payments required for the coming year are as follows:

Period ending March 31:
2008	$34,111
2009	35,817
2010	37,608
2011	39,488
Thereafter	104,452
$251,476

For the periods ended March 31, 2007 and 2006, rental expenses were $8,528 and $7,822 respectively.

F-12

CHINA SHOE HOLDINGS INC

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 & MARCH 31, 2007

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CONTENTS

Page(s)
Unaudited Pro forma Consolidated Balance Sheet
- Year ended December 31, 2006	3
- Period ended March 31, 2007	4

Unaudited Pro forma Consolidated Statement of Operations
and Comprehensive Income/(Loss)
- Year ended December 31, 2006	5
- 3 months ended March 31, 2007	6

Notes	7 - 9

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CHINA SHOE HOLDINGS, INC

PROFORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2006
(Currency expressed in United States Dollars ("US$"), except for number of shares)

	Wholly Success Technology Group Limited	China Shoe Holdings Inc		Proforma Adjustments & Elimination				Proforma Consolidated Statement of Operations

ASSETS
Current assets:
Cash and cash equivalents	$333,508	$7,490	1(a)	(7,490)				$333,508
Restricted cash	60,160	-						60,160
Accounts receivable, trade	582,372	-						582,372
Advances to employees	145,040	-						145,040
Inventories	384,394	-						384,394
Value added tax receivable	66,948	-						66,948
Other receivables and prepayments	227,769	-					15,185	242,954

Total current assets	1,800,191	7,490						1,815,376

Non-current assets:
Property, plant and equipment, net	1,382,851	-						1,382,851

TOTAL ASSETS	$3,183,042	$7,490						$3,198,227

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term bank borrowings	$333,249	$-						$333,249
Accounts payable, trade	253,201	-						253,201
Loan repayable to a related party	-	21,400	1(a)	(21,400)				-
Income tax payable	20,119	-						20,119
Other payables and accrued liabilities	99,293	-						99,293

Total current liabilities	705,862	21,400						705,862

Stockholders' equity:
Common stock	994,500	5,125	1(b)	(994,500)			15,185	20,310
Additional paid-in capital	926,898	9,000	1(b)	(926,898)	1(a)	13,910		22,910
Accumulated other comprehensive loss	(33,829)	-						(33,829)
Retained earnings/accumulated loss	589,611	(28,035)	1(b)	1,921,398				2,482,974

Total stockholders' equity	2,477,180	(13,910)						2,492,365

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,183,042	$7,490						$3,198,227

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CHINA SHOE HOLDINGS, INC

PROFORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2007
(Currency expressed in United States Dollars ("US$"), except for number of shares)

	Wholly Success Technology Group Limited	China Shoe Holdings Inc		Proforma Adjustments & Elimination		Proforma Consolidated Statement of Operations

ASSETS
Current assets:
Cash and cash equivalents	$351,064	$16,620	1(a)	(16,620)		$351,064
Restricted cash	122,046	-				122,046
Accounts receivable, trade	884,723	-				884,723
Advances to employees	37,315	-				37,315
Inventories	836,844	-				836,844
Value added tax receivable	-	-				-
Other receivables and prepayments	424,897	-			15,185	440,082

Total current assets	2,656,889	16,620				2,672,074

Non-current assets:
Property, plant and equipment, net	1,334,686	-				1,334,686

TOTAL ASSETS	$3,991,575	$16,620				$4,006,760

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term bank borrowings	$628,941	$-				$628,941
Accounts payable, trade	459,558	10,500	1(a)	(10,500)		459,558
Loan repayable to a related party	-	21,400	1(a)	(21,400)		-
Income tax payable	-	-				-
Other payables and accrued liabilities	219,405	-				219,405

Total current liabilities	1,307,904	31,900				1,307,904

Stockholders' equity:
Common stock	994,500	6,125	1(b)	(994,500)	15,185	21,310
Additional paid-in capital	926,898	24,000	1(b)	(926,898)		24,000
Accumulated other comprehensive loss	(16,420)	-				(16,420)
Retained earnings/accumulated loss	778,693	(45,405)		1,936,678		2,669,966

Total stockholders' equity	2,683,671	(15,280)				2,698,856

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,991,575	$16,620				$4,006,760

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CHINA SHOE HOLDINGS, INC

UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2006
(Currency expressed in United States Dollars ("US$"))

	Wholly Success Technology Group Limited	China Shoe Holdings Inc	Proforma Adjustments & Elimination	Proforma Consolidated Statement of Operations

Revenues	$4,465,755	$-			$4,465,755

Cost of revenues	3,470,754	-			3,470,754

Gross profit	995,001	-			995,001

Operating expenses:
Depreciation	15,580	-			15,580
General and administrative	709,103	28,036			737,139
Written off of CHSH net liabilities	-	-			0

Total operating expenses	724,683	28,036			752,719

Income from operations	270,318	(28,036)			242,282

Other income (expense):
Interest income	268	1			269
Interest expense	(20,201)	-			(20,201)

Income before income taxes	250,385	(28,035)			222,350

Income tax expense	(76,767)	-			(76,767)

NET INCOME	$173,618	$(28,035)			$145,583

Other comprehensive income
Foreign currency translation gain (loss)	44,375	-			44,375

COMPREHENSIVE INCOME (LOSS)	$217,993	$(28,035)			$189,958

Basic net income per share					$0.001

Weighted average number of common shares				(3)	100,000,000

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CHINA SHOE HOLDINGS, INC

UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS ENDED FROM JANUARY 1, 2007 TO MARCH 31, 2007
(Currency expressed in United States Dollars ("US$"))

	Wholly Success Technology Group Limited	China Shoe Holdings Inc	Proforma Adjustments & Elimination	Proforma Consolidated Statement of Operations

Revenues	$1,173,975	$-			$1,173,975

Cost of revenues	802,940	-			802,940

Gross profit	371,035	-			371,035

Operating expenses:
Depreciation	7,167	-			7,167
General and administrative	170,050	17,370			187,420
Written off of CHSH net liabilities	-	-			0

Total operating expenses	177,217	17,370			194,587

Income from operations	193,818	(17,370)			176,448

Other income (expense):
Interest income	177	-			177
Interest expense	(4,913)	-			(4,913)
Written back of CHSH net assets	-	-			-

Income before income taxes	189,082	(17,370)			171,712

Income tax expense	-	-			-

NET INCOME	$189,082	$(17,370)			$171,712

Other comprehensive income
Foreign currency translation gain (loss)	17,409	-			17,409

COMPREHENSIVE INCOME (LOSS)	$206,491	$(17,370)			$189,121

Basic net income per share					$0.002

Weighted average number of common shares				(3)	100,000,000

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CHINA SHOE HOLDINGS INC.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.            BASIS OF PRESENTATION

On July 3, 2007, China Shoe Holdings, Inc. (“CHSH”), which was a development stage company, completed a share exchange with the stakeholders of Wholly Success Technology Group Limited ("WSTG"), a British Virgin Island incorporated company (the "Exchange").

In the Exchange, CHSH acquired 994,500 shares representing all the issued and outstanding common stock of WSTG from the stakeholders of WSTG (the "Shareholders") in exchange for the issuance of 84,800,000 shares of common stock of CHSH to the Shareholders.

The Exchange resulted in a change of control of CHSH. Upon completion of the Exchange, CHSH has a total of 100,000,000 shares issued and outstanding, of which 84,800,000 shares or 84.8% are owned by the Shareholders. As the Exchange resulted in the former stakeholders of WSTG owning greater than 50% of the common shares of the combined entity, the Exchange has been treated as a reverse takeover.

Accordingly, the purchase method under reverse takeover accounting has been applied except that no goodwill is recorded on the pro forma consolidated balance sheet. It means that :-

(a)	The pro forma consolidated financial statements of the combined entity are issued under the name of the legal parent, CHSH, but a continuation of the combined financial statements of WSTG.

(b)
WSTG is deemed to be the acquirer for accounting purposes and as such, its assets and liabilities are included in the pro forma consolidated financial statements of the combined entity at their historical carrying values.

(c)	The common stock and accumulated deficit of WSTG up to the date of the Exchange are eliminated.

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CHINA SHOE HOLDINGS INC.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.            BASIS OF PRESENTATION (CONTINUED)

(d)
The capital structure of the consolidated entity is that of CHSH, the dollar amount of the issued share capital in the pro forma consolidated balance sheet is that of CHSH immediately prior to the Exchange plus the value of shares issued by CHSH to acquire WSTG and to compensate the service providers.

(e)	The value of shares issued by CHSH is determined to be their par value as CHSH had net liabilities at the date of the Exchange.

(f)	The par value of CHSH common stock and the net liabilities of CHSH at the date of the Exchange are recapitalized.

Audited financial statements of WSTG and CHSH for the years ended December 31, 2006 and March 31, 2007 have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of CHSH and WSTG.

2.             PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The pro forma consolidated balance sheets as at December 31, 2006 and at March 31, 2007 has been prepared assuming that the Exchange occurred on December 31, 2006 and March 31, 2007.

The pro forma consolidated statement of operations for the year ended December 31, 2006 and three months ended March 31, 2007 has been prepared assuming the Exchange occurred at the beginning of the year presented. This pro forma consolidated statement of operations is not necessarily indicative of the results of operations that would have been attained had the acquisition taken place at the beginning of the period presented and does not purport to be indicative of the effects that may be expected to occur in the future.

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CHINA SHOE HOLDINGS INC.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.            PRO FORMA ASSUMPTIONS AND ADJUSTMENTS (CONTINUED)

The pro forma adjustments and elimination give effect to the acquisition of WSTG using reverse takeover accounting and the related elimination of the common stock.

3.            PRO FORMA SHARE CAPITAL

	No. of Shares	Amount
		US$
Authorised:-
Common stock at US$0.001 par value	300,000,000	300,000
Preferred stock at US$0.001 par value	10,000,000	10,000

Issued and outstanding:-
Common stock prior to exchange	15,200,000	15,200
Shares exchange:-
- WSTG shareholders	84,800,000	84,800
	100,000,000	100,000

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